Exhibit 10.43

STEPAN COMPANY

2022 EQUITY incentive compensation plan

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Stepan Company (the “Company”) hereby grants to the Participant Restricted Stock Units under the Stepan Company 2022 Equity Incentive Compensation Plan (the “Plan”). The Restricted Stock Units are subject to all of the terms and conditions in this Notice of Grant of Restricted Stock Units (this “Grant Notice”), in the Restricted Stock Units Agreement attached hereto (the “Agreement”) and in the Plan. Capitalized terms used, but not otherwise defined, in this Grant Notice will have the meanings given to such terms in the Plan or Agreement, as applicable, and the Plan and Agreement are hereby incorporated by reference into this Grant Notice. If there are any inconsistences between this Grant Notice or the Agreement and the Plan, the terms of the Plan shall govern.

Participant:	Robert J. Haire, Jr.
Type of Grant:	Restricted Stock Units
Date of Grant:	November 8, 2024
Number of Restricted Stock Units:	3,783
Vesting Schedule:

Subject to the conditions set forth in the Agreement, including but not limited to the Participant’s continuous employment with the Company or a Subsidiary until the applicable vesting date, the Restricted Stock Units shall vest in two substantially equal installments on December 31, 2025 and December 31, 2026.

1

STEPAN COMPANY

2022 EQUITY incentive compensation plan

RESTRICTED STOCK UNITS AGREEMENT

Stepan Company (the “Company”) has granted, pursuant to the Stepan Company 2022 Equity Incentive Compensation Plan (the “Plan”), to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement is attached (together with the Grant Notice, this “Agreement”) Restricted Stock Units (the “RSUs”) as set forth in such Grant Notice, subject to the terms and conditions set forth in this Agreement.

1.
Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in Plan.
2.
Grant of RSUs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to the Participant as of the Date of Grant, the number of RSUs set forth on the Grant Notice. Each RSU shall represent the right of the Participant to receive one Common Share subject to and upon the terms and conditions of this Agreement.
3.
Restrictions on Transfer of RSUs. Subject to Section 15 of the Plan, neither the RSUs evidenced hereby nor any interest therein or in the Common Shares underlying such RSUs shall be transferable prior to payment to the Participant pursuant to Section 5 hereof other than by will or pursuant to the laws of descent and distribution.
4.
Vesting of RSUs.
(a)
Except as otherwise provided in this Section 4, the RSUs covered by this Agreement shall become nonforfeitable and payable to the Participant pursuant to Section 5 hereof pursuant to the Vesting Schedule set forth in the Grant Notice if the Participant remains in the continuous employment of the Company or a Subsidiary until such date.
(b)
Notwithstanding Section 4(a), in the event that the Participant’s employment with the Company or a Subsidiary is terminated by the Company as a result of (i) the Participant becoming disabled or (ii) the Participant’s death, then in any such case, the RSUs shall become fully vested as of the date of the Participant’s termination of employment with the Company or a Subsidiary.
(c)
Notwithstanding Section 4(a), in the event that the Participant’s employment with the Company or a Subsidiary is terminated by the Participant due to retirement (as determined under the provisions of any qualified retirement plan that may be maintained by the Company or a Subsidiary) or terminated by the Company without Cause (as defined in the Plan), then a prorated portion (equal to (x) the product of (i) the number of RSUs granted hereunder, multiplied by (ii) a fraction, the numerator of which is the number of whole months following the Date of Grant during which the Participant was employed by the Company or a Subsidiary, and the denominator of which is twenty‑six (26), with the result then rounded up or down to the nearest whole number of shares, minus (y) any RSUs granted hereunder that have already vested) of the RSUs shall become fully vested as of the date of the Participant’s termination of employment with the Company or a Subsidiary.
(d)
Except as otherwise provided in this Section 4, any RSUs that do not so become nonforfeitable will be forfeited, including if the Participant ceases to be continuously employed by the Company or a Subsidiary prior to the end of the Vesting Period. For purposes of this Agreement, “continuously employed” (or substantially similar terms) means the absence of any interruption or termination of the Participant’s employment with the Company or a Subsidiary; provided, however, that the Participant’s employment shall not be considered interrupted or terminated if, immediately following the Participant’s service as an employee, the Participant continues providing services as a non-employee Director or material services to the Company or a Subsidiary as a consultant. Continuous employment shall not be considered interrupted or terminated in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between locations of the Company and its Subsidiaries.
5.
Form and Time of Payment of RSUs.
(a)
Payment for the RSUs, after and to the extent they have become nonforfeitable, shall be made in the form of Common Shares. Payment shall be made as soon as administratively practicable following (but no later than thirty (30) days following) the first to occur of the following (to the extent that the RSUs have become nonforfeitable pursuant to Section 4 hereof prior to such date):
(i)
The date of the Participant’s separation from service (within the meaning of Section 409A of the Code);
(ii)
Each date set forth in the Vesting Schedule set forth in the Grant Notice; and
(iii)
The date of a Change in Control that also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5).
(b)
Except to the extent provided by Section 409A of the Code and permitted by the Committee, no Common Shares may be issued to the Participant at a time earlier than otherwise expressly provided in this Agreement.
(c)
The Company’s obligations to the Participant with respect to the RSUs will be satisfied in full upon the issuance of Common Shares corresponding to such RSUs.

6.
Dividend Equivalents; Voting and Other Rights.
(a)
The Participant shall have no rights of ownership in the Common Shares underlying the RSUs and no right to vote the Common Shares underlying the RSUs until the date on which the Common Shares underlying the RSUs are issued or transferred to the Participant pursuant to Section 5 above.
(b)
The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Common Shares in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
(c)
From and after the Date of Grant and until the earlier of (i) the time when the RSUs become nonforfeitable and are paid in accordance with Section 5 hereof or (ii) the time when the Participant’s right to receive Common Shares in payment of the RSUs is forfeited in accordance with Section 4 hereof, on the date that the Company pays a cash dividend (if any) to holders of Common Shares generally, the Participant shall be credited with cash per RSU equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the RSUs based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the RSUs to which they relate are settled pursuant to Section 5 above.
7.
Adjustments. The RSUs and the number of Common Shares issuable for each RSU, and the other terms and conditions of the grant evidenced by this Agreement, are subject to mandatory adjustment, including as provided in Section 11 of the Plan.
8.
Taxes and Withholding. To the extent that the Company or any Subsidiary is required to withhold federal, state, local or foreign taxes or other amounts in connection with the delivery to the Participant of Common Shares or any other payment to the Participant or any other payment or vesting event under this Agreement, the Participant agrees that the Company will withhold or collect from the Participant any taxes required to be withheld by the Company under federal, state, local or foreign law as a result of the settlement of the RSUs, including by withholding and retaining a portion of the Common Shares to be delivered to the Participant upon settlement of the RSUs under this Agreement (which share withholding, for any “officers” (for purposes of Section 16 of the Exchange Act), will be the method of withholding unless otherwise determined by the Committee). In any event, it shall be a condition to the obligation of the Company to make any such delivery or payment that the Participant make arrangements satisfactory to the Company for payment such taxes or other amounts required to be withheld. Any Common Shares retained by the Company as set forth above shall be credited against any such withholding requirement at the fair market value of the Common Shares on the date of such delivery. In no event will the total fair market value of the Common Shares to be withheld and/or delivered pursuant to this Section 8 to satisfy applicable withholding taxes exceed the maximum amount of taxes or other amounts that could be required to be withheld. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for the Participant with respect to any payment provided to the Participant hereunder, and the Participant shall be responsible for any taxes imposed on the Participant with respect to any such payment.
9.
Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
10.
Compliance With or Exemption From Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with or be exempt from the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with or be exempt from Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant). Notwithstanding the foregoing, in no case will the Company be liable to the Participant, the Internal Revenue Service or any other person or entity for taxes imposed on the Participant pursuant to Section 409A of the Code.
11.
Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
12.
No Right to Future Awards or Employment. The grant of the RSUs under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon the Participant any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of the Participant.
13.
Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.
14.
Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s written consent, and (b) the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
15.
Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
16.
Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.
17.
Recoupment. The RSUs and any related benefit or compensation under this Agreement is subject to the applicable recoupment, recapture, clawback or recovery policy of the Company as adopted by the Board or the Committee and in effect from time to time. In addition, this Agreement may be amended at any time and from time to time by the Company without the consent or written agreement of the Participant to the extent necessary to comply with any recoupment, recapture, clawback or recovery policy of the Company adopted by the Board or the Committee to comply with Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Stock may then be traded, as reasonably determined by the Board or the Committee in its sole discretion.
18.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the RSUs and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
19.
Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
20.
Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.
21.
Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.

22.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

Participant Acknowledgment and Acceptance

/s/ Robert J. Haire, Jr.

Date Accepted: 12/16/2024